SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported ) October 18, 2000
                                                         ----------------


                               NETCRUISE.COM, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



New Jersey                         O-29188                       22-2719541
     (state or other           (Commission file number)          (IRS Employer
     jurisdiction of                                            Identification
     incorporation)                                              Number)



      2401 Morris Avenue, Union, New Jersey                       07083
      -------------------------------------                       -----
      (address of principal executive offices)                 (Zip Code)



                         Registrant's telephone number,
                       including area code, (908) 801-8767
                                 --------------






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Item 5:           OTHER EVENTS

(A) Agreements with Active Media Services, Inc. d/b/a Active International ("Active")

         On October 25, 2000 the Company completed a private placement of 5,000,000 shares (the "Shares") of its $.0001 par value common stock (the "Common Stock") pursuant to a series of related agreements (the "Active Agreements") with Active in exchange for issuance by Active to the Company of $5,000,000 of trade credit. The Active Agreements provided for the broker of the transaction to be issued 250,000 of the Shares and assigned $250,000 of the trade credit as compensation for services.

         Under the terms of the Active Agreements, the Company will utilize the trade credit, together with required cash payments, to purchase media, goods and/or services through Active, including television, radio, print and Internet advertising. Active has agreed to serve as the Company's media buying service for the development and implementation of the Company's media plans for its advertising. Moreover, the Company will have access to Active's inventory of travel related services, at a discount, which the Company intends to offer to its Independent Travel Consultant and travel agent members, and consumers who purchase travel through them.

         Active has the right to request two SEC registrations ("Demand Registrations") of the Shares, one commencing on or after October
18, 2001 for 1,000,000 Shares and the second commencing on or after October 18, 2002 for for an additional 1,000,000 Shares, subject to its agreement not to dispose of or otherwise transfer more than 250,000 Shares registered pursuant to each Demand Registration during each 90-day period following the effective date of each such Demand Registration. In addition, Active has the right to have its Shares included in an SEC registration ("piggy-back registration") by the Company of other equity securities or securities convertible into equity securities (except for a registration relating solely to securities of participants in a Company stock plan or on Form S-4 or a registration of convertible debt securities which also includes only the equity securities into which they are convertible). Piggy-back registration of Active's Shares may be deferred temporarily at the request of an underwriter under certain specified conditions. The Company is obliged to absorb all of the usual issues costs of any SEC registration of Active's Shares.

         (B) Cancellation of Anti-Dilution Option Agreement dated March 1, 2000.

         In connection with the Company's agreements with Active, Mr. Joseph Perri, Chairman of the Company and its principal shareholder, entered into an agreement with the Company on October 25, 2000 pursuant to which he agreed to the cancellation of the Anti-Dilution Option Agreement between the Company and Mr. Perri dated March 1, 2000 (the "Anti-Dilution Agreement"), which gave him the right to maintain his percentage interest in the Company's Common Stock for a purchase price of $.20 per share.

         The Company and Mr. Perri also agreed that he would exercise his rights under the Anti- Dilution Agreement by acquiring 396,904 shares of Common Stock for a cash consideration of $79,381 by reason of the Company's issuance of 500,000 shares to Benjamin S. Gage (included in the Company's Form S-8 registration statement), 25,000 shares of stock to Alliant Technologies, Inc.,



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


11,750 shares to Patricia Simmons (also included in the Company's Form S-8 registration statement), and pending issuances of 3,500 shares to Vision Corporate Consulting and 55,000 shares to Alliant, and that he would also convert $200,000 principal amount of outstanding Company debt owed to him into 1,000,000 shares of Common Stock.

         (C) Issued and Outstanding Common Stock

         As a result of the transactions discussed above, the Company will have a total of 28,372,304 shares issued and outstanding, of which Mr. Perri will own 15,758,912 shares, or approximately 55.5%, and Active International will own 4,750,000 shares, or approximately 16.7%, of the Company's Common Stock.

Item 7:           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

10.30 Trade Agreement dated October 18, 2000 between the Company and Active Media Services, Inc.

10.31 Stock Purchase Agreement dated October 18, 2000 between the Company and Active Media Services, Inc.

10.32 Purchaser Rights Agreement dated October 18, 2000 between the Company and Active Media Services, Inc.

10.33 Lock-up Agreement dated October 18, 2000 between the Company and Active Media Services, Inc.

10.34 Letter Agreement dated October 25, 2000 re: Completion of the March 1, 2000 Anti-Dilution Option Agreement.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



November 2, 2000                   NETCRUISE.COM, INC.


                                   By:      /s/ John H. Wasko
                                   --------------------------------------------
                                    John H. Wasko, Secretary, Treasurer
                                    and Chief Financial Officer





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